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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of LNR Property Corporation on Form S-4 of our report dated February 3, 1998 (February 18, 1998, as to Note 16), appearing in the Prospectus, which is part of this Registration Statement and of our report dated February 3, 1998 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          deloitte & touche sig

Miami, Florida
April 13, 1998